Exhibit 10.1

AMENDMENT TO THE
FIRST AMENDED AND RESTATED
BUSINESS MANAGEMENT AGREEMENT

This AMENDMENT TO THE FIRST AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT (this “Amendment”), is made and entered into as of July 30, 2013, by and between Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), and Inland American Business Manager & Advisor, Inc., an Illinois corporation (the “Business Manager”).

WHEREAS, the Company and Business Manager are parties to that certain First Amended and Restated Business Management Agreement, dated as of July 30, 2007, pursuant to which the Business Manager provides certain management services to the Company as set forth therein (the “Agreement”);

WHEREAS, the Agreement will terminate on July 30, 2013, unless renewed by the Company and Business Manager;

WHEREAS, the Company and Business Manager desire to extend the term of the Agreement for a period of one year and amend the Agreement to permit the Company to terminate the Agreement upon thirty (30) days’ written notice to the Business Manager; and

WHEREAS, all of the Company’s Independent Directors (as defined in the Agreement) have approved this Amendment.

NOW, THEREFORE, in consideration of mutual agreements as herein expressed and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.         Term.  In accordance with Section 15 of the Agreement, the Company, the Business Manager and all of the Independent Directors hereby consent to an extension of the term of the Agreement for an additional one year renewal period that will end on July 30, 2014.

2.         Amendment.  The Company and the Business Manager hereby agree to amend the Agreement by replacing the reference in the second paragraph of Section 15 to “sixty (60) days’ written notice” with “thirty (30) days’ written notice.”

3.         Full Force and Effect.  Except as amended hereby, the terms and conditions of the Agreement shall remain in full force and effect.

4.         Modifications.  This Amendment may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.

5.         Governing Law.  The provisions of this Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Illinois without regard to its conflicts of law principles.

6.         Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have signed this Amendment as of the date first written above.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Thomas P. McGuinness
Name: Thomas P. McGuinness
Title: President

INLAND AMERICAN BUSINESS MANAGER & ADVISOR, INC.

By:	/s/ Timothy D. Hutchison
Name: Timothy D. Hutchison
Title: Director